EXHIBIT 4.1
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                                                  Presentment Date: May 1, 1996
                                                  Time:  10:00 A.M.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- --------------------------------------------------X
                                                  :
In re                                                   In Proceedings For
                                                  :     Reorganization Under
CRAFTMATIC INDUSTRIES, INC. and                         Chapter 11
CRAFTMATIC ORGANIZATION, INC.,                    :
d/b/a EAK Advertising Co.,                              Case Nos. 96 B 40154
                                                  :     96 B 40155 (SMB)
                           Debtors.
                                                  :     Jointly Administered
- --------------------------------------------------X

                              NOTICE OF PRESENTMENT


                  PLEASE TAKE NOTICE that upon the annexed application (the "Application") of the above-captioned Debtors, and the attached affidavit of Jay Goldstein in support of the Application, the attached Order authorizing the substitution of KPMG Peat Marwick LLP ("KPMG") and the retention of Friedman Alpren & Green LLP ("Friedman Alpren") as accountants to the Debtors will be presented for signature to the Honorable Stuart M. Bernstein, United States Bankruptcy Judge, United States Bankruptcy Court for the Southern District of New York, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408, on May 1, 1996 at 10:00 a.m.

                  PLEASE TAKE FURTHER NOTICE that objections, if any, to the proposed Order must be in writing and shall be served so as to actually be received in the Chambers of the Honorable Stuart M. Bernstein and by the undersigned counsel no later than 5 p.m.


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on April 30, 1996. Unless objections are received by that time, the Order may be signed.

                  PLEASE TAKE FURTHER NOTICE that in the event an objection to the Order is timely served and filed, the hearing thereon will be held before the Honorable Stuart M. Bernstein, United States Bankruptcy Judge, in Courtroom 621 of the United States Bankruptcy Court, One Bowling Green, New York, New York 10004, at a time to be set by the Court.

Dated:            New York, New York
                  April 24, 1996

                                          PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                          Counsel to the Debtors and
                                          Debtors-in-Possession



                                          By:/s/ Henry Condell
                                             ---------------------------------
                                             Henry Condell (4353)
                                             1211 Avenue of the Americas
                                             New York, New York  10036
                                             (212) 704-6000
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Advanta Business Services Corp.           Lewis, Rice & Fingersh
1020 Laurel Oak Road                      500 North Broadway, Suite 2000
P.O. Box 1228                             St. Louis, MO  63102
Voorhees, NJ  08043-1228                  Attn:  Larry E. Parres
Attn:  Lisa Fleischer, Esquire                   Henry F. Luepke, Jr.
       Associate Counsel

Office of the United States Trustee       John A. Lyckman
80 Broad Street                           Assistant General Counsel
3rd Floor                                 Leggett & Platt
New York, NY  10004                       P.O. Box 757, #1 Leggett Road
Attn:  Katherine Lotriante, Esquire       Carthage, MO  64836

Stephen M. Prosperi                       Sandra A. Riemer
Assistant Attorney General                Edward & Angell
Office of the Missouri Attorney General   750 Lexington Avenue
111 N. Seventh Street, Suite 903          New York, NY  10022
St. Louis, MO  63101

Charles R. Moyer, Senior Attorney         Neil Kenduck, Esquire
Unisys Corporation                        Office of the General Counsel
P.O. Box 500 M/S C1-SW19                  Amplicon, Inc.
Blue Bell, PA  19424                      5 Hutton Centre Drive, Suite 500
                                          Santa Ana, CA 92707
Carlos and Elba Rivera
c/o Jay S. Cohen
Gwynedd Office Park
768 N. Bethlehem Pike, Suite 200
Lower Gwynedd, PA  19002

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David Avrick                              AZ Marketing Services, Inc.
18 East Canon Perdido                     ABA AZ List Managers
Santa Barbara, CA  93101                  31 River Road
                                          Cos Cob, CT  06807
                                          Attn:  Richard Cassone
                                                 Vice President - Finance

Patrick McNamara                          Starcrest Products of California, Inc.
c/o Stevens-Knox & Associates, Inc.       19401 Brannan Avenue
304 Park Avenue South                     Perris, CA  92370
New York, NY  10010                       Attn:  Patrick McNamara

Fingerhut Corporation                     Pryor Cashman Sherman & Flynn
4400 Baker Road                           410 Park Avenue
Minnetonka, MN  55343                     New York, NY  10022-4441
Attn:  Steve Leighton                     Attn:  Harold D. Jones

Southerlands, Inc. of Tennessee           Kent Advertising, Inc.
P.O. Box 70129                            155 Camps Flat Road
Nashville, TN  37207                      South Kent, CT  06785
Attn:  Herman Southerland                 Attn:  Larry Miller

Friedman Alpren & Green, LLP              KPMG Peat Marwick, L.L.P.
1700 Broadway                             345 Park Avenue
New York, NY  10019                       New York, NY  10154
Attn:  Jay Goldstein                      Attn:  David P. Jones